Exhibit 99.1

FOR IMMEDIATE RELEASE

PERRIGO REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR

REVENUE AND EARNINGS

•	Fiscal fourth quarter net sales increased $135 million, or 16%, to $967 million.

•	GAAP income in the fourth quarter increased 11% to $118 million, or $1.25 per diluted share and adjusted income increased 22% to $148 million, or $1.57 per diluted share.

•	Fiscal 2013 net sales increased 12% year over year to a record $3.5 billion.

•

GAAP income for the full year increased 12% to a record $442 million, or $4.68 per diluted share, and adjusted income for the full year increased 13% to a record $530 million, or $5.61 per diluted share.

•	Record full-year cash flow from operations of $554 million.

•

Management expects standalone Perrigo full-year fiscal 2014 adjusted earnings per share to be in a range of $6.35 to $6.60 per diluted share, an increase of 13% to 18% from fiscal 2013’s $5.61 per diluted share.

•

Management expects the acquisition of Elan Corporation to be at least $0.10 accretive to the adjusted earnings per share of standalone Perrigo in fiscal 2014 and between $0.70 and $0.80 accretive in fiscal 2015, including synergies (1).

ALLEGAN, Mich. – August 15, 2013 – Perrigo Company (NYSE: PRGO; TASE: PRGO) today announced results for its fourth quarter and fiscal year ended June 29, 2013.

Perrigo’s Chairman and CEO Joseph C. Papa commented, “I am pleased to report that Perrigo has delivered year-over-year record sales and adjusted earnings for the seventh straight fiscal year. This was a strong quarter where we continued to successfully drive growth across our segments, while managing costs to generate record bottom-line performance. We are continuing to execute on

(1)	The synergy and earning enhancement statement should not be construed as a profit forecast or interpreted to mean that New Perrigo’s earnings in the current or any subsequent financial period, would necessarily match or be greater than or be less than those of Perrigo and / or Elan for the relevant financial period or any other period.

our growth strategy, invest in our future and drive shareholder returns. With this backdrop, on July 29th, we announced a definitive agreement to acquire Elan Corporation, which will combine two great companies to create value for our respective shareholders, patients and customers. The increased revenue stream and cash flow, combined with a more efficient corporate structure, will enable us to be more competitive and to better utilize our platform for future expansion. We are planning for integration and are employing a collaborative process with the Elan team. Additionally, we are actively working with regulators to receive approvals and clearances for the transaction, and expect to close by the end of calendar year 2013.”

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP information. The Company’s reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company Q4 Results

(dollars in millions, except per share amounts)

(see the attached Table I for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Fourth Quarter Ended	Fourth Quarter Ended	YoY
	6/29/2013	6/30/2012	% Change
Net Sales	$967.2	$831.8	+16.3%
Reported Income	$118.5	$107.1	+10.6%
Adjusted Income	$148.1	$120.9	+22.4%
Reported Diluted EPS	$1.25	$1.14	+9.6%
Adjusted Diluted EPS	$1.57	$1.28	+22.7%
Diluted Shares	94.6	94.3	+0.3%

Fourth Quarter Results

Net sales in the quarter were a record $967 million, an increase of 16% over the fourth quarter of fiscal 2012, driven primarily by $83 million attributable to the Sergeant’s Pet Care Products Inc., Rosemont Pharmaceuticals Ltd., Velcera, Inc. and Fera Pharmaceuticals, LLC acquisitions, new product sales of $30 million and base business growth of $21 million. Excluding charges as outlined in Table I at the end of this release, fourth quarter fiscal 2013 adjusted income from continuing operations increased 22% to $148 million, or $1.57 per diluted share.

Perrigo Company FY13 Results

(dollars in millions, except per share amounts)

(see the attached Table I for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Year Ended	Year Ended	YoY
	6/29/2013	6/30/2012	% Change
Net Sales	$3,539.8	$3,173.2	+11.6%
Reported Income	$441.9	$393.0	+12.4%
Adjusted Income	$529.7	$469.4	+12.9%
Reported Diluted EPS	$4.68	$4.18	+12.0%
Adjusted Diluted EPS	$5.61	$4.99	+12.4%
Adjusted Diluted EPS excluding Tax Benefits of $0.08 in FY13 and $0.28 in FY12	$5.53	$4.71	+17.4%
Diluted Shares	94.5	94.1	+0.4%

Fiscal Year Results

Net sales in the fiscal year were a record $3.5 billion, an increase of 12% over fiscal 2012, driven primarily by $185 million attributable to acquisitions and new product sales of $122 million. Excluding charges as outlined in Table I at the end of this release, fiscal year 2013 adjusted income from continuing operations increased 13% to $530 million, or $5.61 per diluted share. Excluding non-recurring tax benefits of $0.08 and $0.28 per share in fiscal 2013 and 2012, respectively, adjusted diluted earnings per share increased 17%.

Consumer Healthcare

Consumer Healthcare Segment Q4 Results

(dollars in millions)

(see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Fourth Quarter Ended	Fourth Quarter Ended	YoY
	6/29/2013	6/30/2012	% Change*
Net Sales	$562.5	$484.0	+16.2%
Reported Gross Profit	$199.1	$153.2	+30.0%
Adjusted Gross Profit	$202.3	$154.2	+31.2%
Reported Operating Income	$101.9	$84.5	+20.6%
Adjusted Operating Income	$112.7	$86.9	+29.7%
Reported Gross Margin	35.4%	31.6%	+370	bps
Adjusted Gross Margin	36.0%	31.9%	+410	bps
Reported Operating Margin	18.1%	17.5%	+70	bps
Adjusted Operating Margin	20.0%	18.0%	+210	bps

Consumer Healthcare segment fourth quarter net sales increased 16% to $563 million driven primarily by $67 million attributable to the acquisitions of Sergeant’s and Velcera, an increase in sales of existing products of $37 million (contract and smoking cessation categories), and new product sales of approximately $11 million (cough/cold and smoking cessation categories). These combined increases were partially offset by a decline of $34 million in sales of existing products (gastrointestinal and analgesics categories) and $1 million in discontinued products.

Fourth quarter adjusted gross margin expanded 410 basis points due to the inclusion of Sergeant’s and Velcera, new products, increased manufacturing efficiencies and a favorable product mix. Fourth quarter operating expenses increased due primarily to incremental operating expenses from the acquisitions of Sergeant’s and Velcera.

Nutritionals

Nutritionals Segment 4Q Results

(dollars in millions)

(see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Fourth Quarter Ended	Fourth Quarter Ended	YoY
	6/29/2013	6/30/2012	% Change*
Net Sales	$149.7	$135.3	+10.6%
Reported Gross Profit	$40.1	$37.2	+7.9%
Adjusted Gross Profit	$43.2	$40.2	+7.4%
Reported Operating Income	$17.2	$11.8	+45.5%
Adjusted Operating Income	$24.5	$20.1	+21.7%
Reported Gross Margin	26.8%	27.5%	-70	bps
Adjusted Gross Margin	28.9%	29.7%	-90	bps
Reported Operating Margin	11.5%	8.7%	+280	bps
Adjusted Operating Margin	16.4%	14.9%	+150	bps

The Nutritionals segment reported fourth quarter net sales of $150 million, compared with $135 million a year ago, an increase of 11%. All product categories within the segment grew year-over-year and new product sales were $7 million. The difference between the reported and adjusted operating income and margin was due to the absence of restructuring charges incurred in the fourth quarter of fiscal 2012 related to the Company’s Florida location, which was closed in the fourth quarter of fiscal 2012.

Fourth quarter adjusted gross margin decreased due primarily to a larger proportion of sales from the lower margin VMS category, while the adjusted operating margin was favorably impacted by lower employee-related expenses and relatively lower marketing expenses.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment Q4 Results

(dollars in millions)

(see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Fourth Quarter Ended	Fourth Quarter Ended	YoY
	6/29/2013	6/30/2012	% Change*
Net Sales	$194.7	$157.0	+24.0%
Reported Gross Profit	$92.3	$72.5	+27.3%
Adjusted Gross Profit	$109.0	$81.0	+34.6%
Reported Operating Income	$57.2	$51.8	+10.4%
Adjusted Operating Income	$83.0	$61.1	+36.0%
Reported Gross Margin	47.4%	46.2%	+120	bps
Adjusted Gross Margin	56.0%	51.6%	+440	bps
Reported Operating Margin	29.4%	33.0%	-360	bps
Adjusted Operating Margin	42.7%	38.9%	+380	bps

The Rx Pharmaceuticals segment fourth quarter net sales increased 24% to $195 million due primarily to $16 million in sales related to the acquisitions of Rosemont and the product portfolio from Fera, new product sales of $12 million and strong prescription volumes evidenced by an increase in existing product sales of $10 million.

The difference between the fourth quarter reported and adjusted operating income and margin was due primarily to acquisition-related amortization and intangible impairment expense. The adjusted gross margin increased due primarily to product mix and the acquisitions. The adjusted operating margin expanded year-over-year and the flow-through from the gross margin was impacted by higher distribution, selling, general and administrative costs due to the inclusion of Rosemont.

API

API Segment Q4 Results

(dollars in millions)

(see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013 Fourth Quarter Ended 6/29/2013	Fiscal 2012 Fourth Quarter Ended 6/30/2012	YoY % Change*
Net Sales	$40.9	$38.4	+6.4%
Reported Gross Profit	$18.7	$25.7	-27.3%
Adjusted Gross Profit	$19.2	$26.2	-26.7%
Reported Operating Income	$10.0	$17.5	-42.8%
Adjusted Operating Income	$10.5	$18.0	-41.5%
Reported Gross Margin	45.7%	66.8%	-2,110	bps
Adjusted Gross Margin	46.9%	68.1%	-2,110	bps
Reported Operating Margin	24.5%	45.6%	-2,110	bps
Adjusted Operating Margin	25.7%	46.8%	-2,110	bps

*	Adjusted margin changes as a percent to sales may not calculate due to rounding

The API segment’s fourth quarter net sales increased by 6% to $41 million due primarily to product mix, offset by increased competition on specific products. Fourth quarter margins were impacted by lower sales of a generic finished dosage pharmaceutical product that was launched in the fourth quarter of fiscal 2012.

Guidance

As previously communicated, until the acquisition of Elan is completed, Irish Takeover Rules impose significant requirements on Perrigo in relation to the issuance of new information or guidance outside the scope of that which has already been disclosed in the acquisition announcement made pursuant to Rule 2.5 of the Irish Takeover Rules. Excluding the potential impact of the acquisition of Elan, the Company expects reported earnings for standalone Perrigo to be between $5.51 and $5.76 per diluted share as compared to $4.68 in fiscal 2013 and adjusted earnings to be between $6.35 and $6.60 per diluted share as compared to $5.61 in fiscal 2013. This range implies a year-over-year growth rate in adjusted earnings of 13% to 18% over fiscal 2013’s adjusted earnings per diluted share. Management expects the acquisition of Elan to be at least $0.10 accretive to the adjusted earnings per share of standalone Perrigo in fiscal 2014 and between $0.70 and $0.80 accretive in fiscal 2015, including synergies (1).

(1)	The synergy and earning enhancement statement should not be construed as a profit forecast or interpreted to mean that New Perrigo’s earnings in the current or any subsequent financial period, would necessarily match or be greater than or be less than those of Perrigo and / or Elan for the relevant financial period or any other period.

Closing

Chairman, President and CEO Joseph C. Papa concluded, “While we are pleased with our robust fourth quarter results and the enormous opportunities enabled by the proposed acquisition of Elan, our primary focus remains executing a strong 2014 fiscal year. We are well positioned financially to build on the positive growth and momentum in our core business to create a premier global healthcare company with an industry-leading growth profile.”

Conference Call Agenda

The conference call at 10:00 a.m. (ET) will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID# 13122087. A taped replay of the call will be available beginning at approximately 1:00 p.m. (ET) Thursday, August 15, 2013 until midnight Friday, August 30, 2013. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 13122087.

From its beginnings as a packager of generic home remedies in 1887, Allegan, Michigan-based Perrigo Company has grown to become a leading global provider of quality, affordable healthcare products. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, animal health, dietary supplements and active pharmaceutical ingredients (API). The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of logistics operations have evolved over the years to include the United States, Israel, Mexico, the United Kingdom, India, China and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

No Offer or Solicitation

THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE OR EXCHANGE, ANY SECURITIES OR THE SOLICITATION OF ANY VOTE OR APPROVAL IN ANY JURISDICTION, NOR SHALL THERE BE ANY SALE, ISSUANCE, EXCHANGE OR TRANSFER OF THE SECURITIES REFERRED TO IN THIS ANNOUNCEMENT IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

Important Additional Information will be Filed with the SEC

New Perrigo will file with the SEC a registration statement on Form S-4, each of Perrigo and Elan will file with the SEC a proxy statement and each of New Perrigo, Perrigo and Elan will file with the SEC other documents with respect to the transactions contemplated by the Transaction Agreement. In addition, a definitive proxy statement will be mailed to shareholders of Perrigo and Elan. INVESTORS AND SECURITY HOLDERS OF PERRIGO AND ELAN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement (when available) and other documents filed with the SEC by New Perrigo, Perrigo and Elan through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by New Perrigo and Perrigo will be available free of charge on Perrigo’s internet website at www.perrigo.com or by contacting Perrigo’s Investor Relations Department at +1-269-686-1709. Copies of the documents filed with the SEC by Elan will be available free of charge on Elan’s internet website at www.elan.com or by contacting Elan’s Investor Relations Department at +1-800-252-3526.

Participants in the Solicitation

Perrigo, Elan, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Transaction Agreement, entered into by New Perrigo, Perrigo and Elan on July 28, 2013 (the “Transaction Agreement”). Information about the directors and executive officers of Elan is set forth in its Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which was filed with the SEC on February 12, 2013, its Report on Form 6-K, which was filed with the SEC on February 28, 2013, its Report on Form 6-K, which was filed with the SEC on April 25, 2013 and its Report on Form 6-K, which was filed with the SEC on June 5, 2013. Information about the directors and executive officers of Perrigo is set forth in its Annual Report on Form 10-K for the fiscal year ended June 30, 2012, which was filed with the SEC on August 16, 2012, and its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on September 26, 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Perrigo and New Perrigo Cautionary Statement Regarding Forward-Looking Statements

This announcement includes certain ‘forward looking statements’ within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of each of Perrigo and New Perrigo, their respective expectations relating to the transactions contemplated by the Transaction Agreement and their respective future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about Perrigo’s, New Perrigo’s or their respective managements’ beliefs and expectations, are forward looking statements. Words such as ‘believes’, ‘anticipates’, ‘estimates’, ‘expects’, ‘intends’, ‘aims’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘estimate’ and variations of these words and similar future or conditional expressions are intended to identify forward looking statements but are not the exclusive means of identifying such statements.

Examples of such forward looking statements include, but are not limited to: statements about expected benefits and risks associated with the transactions contemplated by the Transaction Agreement, projections or expectations of profit attributable to shareholders, including estimated synergies, anticipated provisions or write-downs, economic profit, dividends, capital structure or any other financial items or ratios; statements of plans, objectives or goals of Perrigo, New Perrigo, Elan or the combined business following the transactions contemplated by the Transaction Agreement; statements about the future trends in tax or interest rates, liquidity, foreign exchange rates, stock market levels and demographic trends and any impact that those matters may have on Perrigo, New Perrigo, Elan or the combined company following the transactions contemplated by the Transaction Agreement; statements concerning any future Irish, UK, US or other economic or regulatory environment or performance; statements about strategic goals, competition, regulation, regulatory approvals, dispositions and consolidation or technological developments in the healthcare and lifesciences industry; and statements of assumptions underlying such statements.

While Perrigo and New Perrigo believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Perrigo’s and New Perrigo’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Perrigo’s and New Perrigo’s current expectations depending upon a number of factors affecting Perrigo’s business, New Perrigo’s business, Elan’s business and risks associated with acquisition transactions. These factors include, among others: the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the transactions contemplated by the Transaction Agreement; subsequent integration of the transactions contemplated by the Transaction Agreement and the ability to recognize the anticipated synergies and benefits of the transactions contemplated by the Transaction Agreement; the receipt of required regulatory approvals for the transactions contemplated by the Transaction Agreement (including the approval of antitrust authorities necessary to complete the transactions contemplated by the Transaction Agreement); access to available financing (including financing for the transactions contemplated by the Transaction Agreement) on a timely basis and on reasonable terms; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for Perrigo’s, New Perrigo’s and Elan’s products; changes in tax laws or interpretations that could increase Perrigo’s or the combined company’s consolidated tax liabilities; and such other risks and uncertainties detailed in Perrigo’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in Perrigo’s Form 10-K for the fiscal year ended June 29, 2013, in Perrigo’s subsequent filings with the SEC and in other investor communications of Perrigo or New Perrigo from time to time.

The forward-looking statements in this announcement are made only as of the date hereof, and unless otherwise required by applicable securities laws, each of Perrigo and New Perrigo disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Irish Takeover Rules

The Perrigo directors accept responsibility for all the information contained in this announcement. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1% or more of any relevant securities in Perrigo or Elan may from the date of this communication have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

No statement in this announcement is intended to constitute a profit forecast or asset valuation for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for either Perrigo or New Perrigo, as appropriate.

Unless otherwise defined, capitalized terms in this announcement have the meaning given to them in the announcement dated July 29th 2013 made by Perrigo pursuant to rule 2.5 of the Irish Takeover Rules.

Financial Adviser

Barclays, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Perrigo and no one else in connection with the matters described herein and will not be responsible to anyone other than Perrigo for providing the protections afforded to its clients or for providing advice in relation to the matters described in this announcement or any transaction or any other matters referred to herein.

Arthur J. Shannon, Vice President, Investor Relations and Global Communications (269) 686-1709

E-mail: ajshannon@perrigo.com

Bradley Joseph, Senior Manager, Investor Relations and Global Communications (269) 686-3373

E-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Fiscal Year Ended
	June 29, 2013	June 30, 2012	June 25, 2011
Net sales	$3,539.8	$3,173.2	$2,755.0
Cost of sales	2,259.8	2,077.7	1,810.2

Gross profit	1,280.0	1,095.6	944.9

Operating expenses
Distribution	47.5	39.1	34.7
Research and development	115.2	105.8	89.3
Selling and administration	426.3	372.7	329.7
Write-off of in-process research and development	9.0	—	—
Restructuring	2.9	8.8	1.0

Total	600.9	526.4	454.7

Operating income	679.1	569.2	490.2
Interest, net	65.8	60.7	42.3
Other expense (income), net	0.9	(3.5)	(2.7)
Losses on sales of investments	4.7	—	—

Income from continuing operations before income taxes	607.7	512.0	450.6
Income tax expense	165.8	119.0	110.0

Income from continuing operations	441.9	393.0	340.6
Income (loss) from discontinued operations, net of tax	—	8.6	(1.4)

Net income	$441.9	$401.6	$339.2

Earnings (loss) per share(1)
Basic
Continuing operations	$4.71	$4.22	$3.69
Discontinued operations	—	0.09	(0.01)

Basic earnings per share	$4.71	$4.31	$3.67
Diluted
Continuing operations	$4.68	$4.18	$3.64
Discontinued operations	—	0.09	(0.01)

Diluted earnings per share	$4.68	$4.27	$3.63
Weighted average shares outstanding
Basic	93.9	93.2	92.3
Diluted	94.5	94.1	93.5
Dividends declared per share	$0.35	$0.31	$0.2725

(1)	The sum of individual per share amounts may not equal due to rounding.

PERRIGO COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

	Fiscal Year Ended
	June 29, 2013	June 30, 2012	June 25, 2011
Net income	$441.9	$401.6	$339.2
Other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of tax	6.0	(9.4)	(0.8)
Foreign currency translation adjustments	30.0	(76.7)	81.7
Change in fair value of investment securities, net of tax	1.3	(1.0)	3.1
Post-retirement liability adjustments, net of tax	0.3	(0.6)	(0.2)

Other comprehensive income (loss), net of tax	37.6	(87.6)	83.9

Comprehensive income	$479.6	$314.0	$423.0

PERRIGO COMPANY

CONSOLIDATED BALANCE SHEETS

(in millions or as otherwise specified)

	June 29, 2013	June 30, 2012
Assets
Current assets
Cash and cash equivalents	$779.9	$602.5
Accounts receivable, net	651.9	572.6
Inventories	703.9	547.5
Current deferred income taxes	47.1	45.7
Income taxes refundable	6.1	1.0
Prepaid expenses and other current assets	48.0	26.6

Total current assets	2,236.9	1,795.9
Property and equipment
Land	36.0	40.4
Buildings	390.7	343.3
Machinery and equipment	863.7	735.2

	1,290.4	1,118.8
Less accumulated depreciation	(608.9)	(540.5)

	681.4	578.4
Goodwill and other indefinite-lived intangible assets	1,174.1	820.1
Other intangible assets, net	1,157.6	729.3
Non-current deferred income taxes	20.3	13.4
Other non-current assets	80.6	87.0

	$5,350.8	$4,024.0

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$382.0	$317.3
Short-term debt	5.0	0.1
Payroll and related taxes	82.1	89.9
Accrued customer programs	131.7	116.1
Accrued liabilities	95.7	76.4
Accrued income taxes	11.6	12.9
Current deferred income taxes	0.2	—
Current portion of long-term debt	41.2	40.0

Total current liabilities	749.4	652.7
Non-current liabilities
Long-term debt, less current portion	1,927.8	1,329.2
Non-current deferred income taxes	127.8	24.1
Other non-current liabilities	213.1	165.3

Total non-current liabilities	2,268.8	1,518.7
Shareholders’ Equity
Controlling interest:
Preferred stock, without par value, 10 million shares authorized	—	—
Common stock, without par value, 200 million shares authorized	538.5	504.7
Accumulated other comprehensive income	77.0	39.4
Retained earnings	1,715.9	1,306.9

	2,331.4	1,851.0
Noncontrolling interest	1.2	1.6

Total shareholders’ equity	2,332.6	1,852.6

	$5,350.8	$4,024.0

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$2.1	$2.6
Working capital	$1,487.5	$1,143.2
Preferred stock, shares issued and outstanding	—	—
Common stock, shares issued and outstanding	94.1	93.5

PERRIGO COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Fiscal Year Ended
	June 29, 2013	June 30, 2012	June 25, 2011
Cash Flows From (For) Operating Activities
Net income	$441.9	$401.6	$339.2
Adjustments to derive cash flows
Write-off of in-process research and development	9.0	—	—
Gain on sale of pipeline development projects	—	(3.5)	—
Losses on sales of investments	4.7	—	—
(Gain) loss on sale of business	—	(8.6)	2.2
Restructuring and asset impairment	2.9	8.7	1.0
Depreciation and amortization	160.2	135.3	102.9
Share-based compensation	18.4	19.0	15.4
Income tax benefit from exercise of stock options	(1.4)	(1.8)	(0.6)
Excess tax benefit of stock transactions	(15.7)	(12.9)	(17.2)
Deferred income taxes	5.7	27.5	(56.1)

Subtotal	625.6	565.2	386.7

Changes in operating assets and liabilities, net of asset and business acquisitions and disposition
Accounts receivable	(37.0)	(49.3)	(107.2)
Inventories	(94.6)	5.4	(30.4)
Accounts payable	6.5	(23.6)	57.8
Payroll and related taxes	(11.9)	5.0	0.6
Accrued customer programs	12.6	(1.6)	31.4
Accrued liabilities	8.4	4.2	(32.3)
Accrued income taxes	28.9	13.7	56.2
Other	15.3	(5.7)	11.2

Subtotal	(71.8)	(51.8)	(12.8)

Net cash from operating activities	553.8	513.4	374.0

Cash Flows (For) From Investing Activities
Acquisitions of businesses, net of cash acquired	(852.3)	(582.3)	2.6
Additions to property and equipment	(104.1)	(120.2)	(99.4)
Proceeds from sale of intangible assets and pipeline development projects	—	10.5	—
Proceeds (return of consideration) from sale of business	—	8.6	(3.6)
Acquisitions of assets	—	(0.8)	(10.8)
Proceeds from sale of securities	8.6	—	0.6

Net cash for investing activities	(947.8)	(684.1)	(110.6)

Cash Flows (For) From Financing Activities
Borrowings (Repayments) of short-term debt, net	5.0	(2.7)	(6.2)
Borrowings of long-term debt	637.3	1,089.2	150.0
Repayments of long-term debt	(40.0)	(610.0)	(195.0)
Deferred financing fees	(6.0)	(5.1)	(5.5)
Excess tax benefit of stock transactions	15.7	12.9	17.2
Issuance of common stock	10.7	11.6	14.3
Repurchase of common stock	(12.4)	(8.2)	(8.3)
Cash dividends	(33.0)	(29.0)	(25.3)

Net cash from (for) financing activities	577.2	458.7	(58.8)

Effect of exchange rate changes on cash	(5.8)	4.4	(4.3)

Net increase in cash and cash equivalents	177.4	292.4	200.3
Cash and cash equivalents, beginning of period	602.5	310.1	109.8

Cash and cash equivalents, end of period	$779.9	$602.5	$310.1

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$58.5	$53.7	$47.5
Interest received	$3.9	$4.0	$3.7
Income taxes paid	$133.2	$82.3	$115.6
Income taxes refunded	$1.3	$0.9	$1.4

PERRIGO COMPANY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

	Common Stock Issued		Accumulated Other Comprehensive	Comprehensive Income (Loss)	Retained Earnings
	Shares	Amount	Income (Loss)
Balance at June 26, 2010	91.7	$428.5	$43.2	$222.1	$620.4

Net income	—	—	—	339.2	339.2
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of $0.4 tax	—	—	(0.8)	(0.8)	—
Foreign currency translation adjustments	—	—	81.7	81.7	—
Change in fair value of investment securities	—	—	3.1	3.1	—
Post-retirement liability adjustments, net of $0.1 tax	—	—	(0.2)	(0.2)	—
Issuance of common stock under:
Stock options	0.8	14.3	—	—	—
Restricted stock plan	0.4	—	—	—	—
Compensation for stock options	—	3.8	—	—	—
Compensation for restricted stock	—	11.6	—	—	—
Cash dividends, $0.2725 per share	—	—	—	—	(25.3)
Tax effect from stock transactions	—	17.8	—	—	—
Repurchases of common stock	(0.1)	(8.3)	—	—	—

Balance at June 25, 2011	92.8	467.7	127.1	423.0	934.3

Net income	—	—	—	401.6	401.6
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of $5.1 tax	—	—	(9.4)	(9.4)	—
Foreign currency translation adjustments	—	—	(76.7)	(76.7)	—
Change in fair value of investment securities	—	—	(1.0)	(1.0)	—
Post-retirement liability adjustments, net of $0.3 tax	—	—	(0.6)	(0.6)	—
Issuance of common stock under:
Stock options	0.5	11.6	—	—	—
Restricted stock plan	0.3	—	—	—	—
Compensation for stock options	—	5.0	—	—	—
Compensation for restricted stock	—	14.0	—	—	—
Cash dividends, $0.31 per share	—	—	—	—	(29.0)
Tax effect from stock transactions	—	14.7	—	—	—
Repurchases of common stock	(0.1)	(8.2)	—	—	—

Balance at June 30, 2012	93.5	504.7	39.4	314.0	1,306.9

Net income	—	—	—	441.9	441.9
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of $3.2 tax	—	—	6.0	6.0	—
Foreign currency translation adjustments	—	—	30.0	30.0	—
Change in fair value of investment securities	—	—	1.3	1.3	—
Post-retirement liability adjustments, net of $0.2 tax	—	—	0.3	0.3	—
Issuance of common stock under:
Stock options	0.4	10.7	—	—	—
Restricted stock plan	0.4	—	—	—	—
Compensation for stock options	—	6.1	—	—	—
Compensation for restricted stock	—	12.3	—	—	—
Cash dividends, $0.35 per share	—	—	—	—	(33.0)
Tax effect from stock transactions	—	17.2	—	—	—
Repurchases of common stock	(0.1)	(12.4)	—	—	—

Balance at June 29, 2013	94.1	$538.5	$77.0	$479.6	$1,715.9

Table I

PERRIGO COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
Consolidated	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$967.2	$—		$967.2	$831.8	$—		$831.8	16%	16%
Cost of sales	611.0	23.9	(a,b)	587.1	537.9	13.4	(a)	524.5	14%	12%

Gross profit	356.2	23.9		380.1	293.9	13.4		307.3	21%	24%
Operating expenses
Distribution	12.5	—		12.5	9.6	—		9.6	30%	30%
Research and development	30.9	—		30.9	27.0	0.8	(f)	26.3	14%	18%
Selling and administration	120.8	9.3	(a,c)	111.5	94.6	5.0	(a)	89.6	28%	24%
Write-off of in-process research and development	9.0	9.0	(d)	—	—	—		—	—	—
Restructuring	2.9	2.9	(e)	—	1.7	1.7	(g)	—	73%	—

Total	176.1	21.2		154.9	132.9	7.5		125.5	32%	23%
Operating income	180.1	45.1		225.2	160.9	20.9		181.8	12%	24%
Interest, net	18.6	—		18.6	15.9	—		15.9	17%	17%
Other expense, net	0.1	—		0.1	0.7	—		0.7	(90)%	(90)%

Income from continuing operations before income taxes	161.4	45.1		206.6	144.3	20.9		165.2	12%	25%
Income tax expense	43.0	15.5	(m)	58.5	37.3	7.0	(m)	44.3	15%	32%

Income from continuing operations	$118.5	$29.6		$148.1	$107.1	$13.9		$120.9	11%	22%

Diluted earnings per share from continuing operations	$1.25			$1.57	$1.14			$1.28	10%	23%
Diluted weighted average shares outstanding	94.6			94.6	94.3			94.3
Selected ratios as a percentage of net sales
Gross profit	36.8%			39.3%	35.3%			36.9%
Operating expenses	18.2%			16.0%	16.0%			15.1%
Operating income	18.6%			23.3%	19.3%			21.9%

	Fiscal Year Ended
Consolidated	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$3,539.8	$—		$3,539.8	$3,173.2	$—		$3,173.2	12%	12%
Cost of sales	2,259.8	81.1	(a,h)	2,178.7	2,077.7	82.2	(a,j)	1,995.4	9%	9%

Gross profit	1,280.0	81.1		1,361.1	1,095.6	82.2		1,177.8	17%	16%
Operating expenses
Distribution	47.5	—		47.5	39.1	—		39.1	21%	21%
Research and development	115.2	—		115.2	105.8	(2.8	)(f,k)	108.5	9%	6%
Selling and administration	426.3	33.2	(a,i)	393.1	372.7	29.1	(a,l)	343.6	14%	14%
Write-off of in-process research and development	9.0	9.0	(d)	—	—	—		—	—	—
Restructuring	2.9	2.9	(e)	—	8.8	8.8	(g)	—	(67)%	—

Total	600.9	45.1		555.8	526.4	35.1		491.3	14%	13%
Operating income	679.1	126.2		805.3	569.2	117.4		686.6	19%	17%
Interest, net	65.8	—		65.8	60.7	—		60.7	8%	8%
Other expense (income), net	0.9	—		0.9	(3.5)	—		(3.5)	(126)%	(126)%
Losses on sales of investments	4.7	4.7		—	—	—		—	—	—

Income from continuing operations before income taxes	607.7	130.9		738.6	512.0	117.4		629.3	19%	17%
Income tax expense	165.8	43.1	(m)	208.9	119.0	41.0	(m)	160.0	39%	31%

Income from continuing operations	$441.9	$87.8		$529.7	$393.0	$76.4		$469.4	12%	13%

Diluted earnings per share from continuing operations	$4.68			$5.61	$4.18			$4.99	12%	12%
Diluted weighted average shares outstanding	94.5			94.5	94.1			94.1
Selected ratios as a percentage of net sales
Gross profit	36.2%			38.5%	34.5%			37.1%
Operating expenses	17.0%			15.7%	16.6%			15.5%
Operating income	19.2%			22.8%	17.9%			21.6%

*	Amounts may not sum or cross-foot due to rounding
(a)	Acquisition-related amortization
(b)	Inventory step-up of $1.2 million
(c)	Acquisition and other integration-related costs of $3.0 million
(d)	Write-off of in-process R&D related to the Paddock acquisition
(e)	Restructuring charges related to Velcera
(f)	Net charge related to acquired R&D and proceeds from the sale of IPR&D projects
(g)	Restructuring charges related to Florida
(h)	Inventory step-ups of $10.8 million
(i)	Acquisition and other integration-related costs of $9.5 million
(j)	Inventory step-up of $27.2 million
(k)	Proceeds from sale of pipeline development projects of $3.5 million
(l)	Acquisition and severance costs of $9.4 million
(m)	Total tax effect for non-GAAP pre-tax adjustments

Table II

PERRIGO COMPANY

REPORTABLE SEGMENTS

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

	Three Months Ended
Consumer Healthcare	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$562.5	$—		$562.5	$484.0	$—		$484.0	16%	16%
Cost of sales	363.4	3.2	(a)	360.2	330.8	1.0	(a)	329.8	10%	9%

Gross profit	199.1	3.2		202.3	153.2	1.0		154.2	30%	31%
Operating expenses	97.2	7.6	(a,b)	89.6	68.7	1.4	(a)	67.3	41%	33%

Operating income	$101.9	$10.8		$112.7	$84.5	$2.4		$86.9	21%	30%

Selected ratios as a percentage of net sales
Gross profit	35.4%			36.0%	31.6%			31.9%
Operating expenses	17.3%			15.9%	14.2%			13.9%
Operating income	18.1%			20.0%	17.5%			18.0%

	Fiscal Year Ended
Consumer Healthcare	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$2,089.0	$—		$2,089.0	$1,815.8	$—		$1,815.8	15%	15%
Cost of sales	1,405.2	18.6	(a,c)	1,386.6	1,244.0	4.0	(a)	1,240.0	13%	12%

Gross profit	683.8	18.6		702.4	571.8	4.0		575.8	20%	22%
Operating expenses	320.6	12.1	(a,b)	308.5	256.5	5.3	(a)	251.2	25%	23%

Operating income	$363.2	$30.6		$393.8	$315.3	$9.3		$324.6	15%	21%

Selected ratios as a percentage of net sales
Gross profit	32.7%			33.6%	31.5%			31.7%
Operating expenses	15.3%			14.8%	14.1%			13.8%
Operating income	17.4%			18.9%	17.4%			17.9%

	Three Months Ended
Nutritionals	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$149.7	$—		$149.7	$135.3	$—		$135.3	11%	11%
Cost of sales	109.5	3.1	(a)	106.5	98.1	3.0	(a)	95.1	12%	12%

Gross profit	40.1	3.1		43.2	37.2	3.0		40.2	8%	7%
Operating expenses	23.0	4.3	(a)	18.7	25.4	5.3	(a,e)	20.1	(10)%	(7)%

Operating income	$17.2	$7.3		$24.5	$11.8	$8.3		$20.1	45%	22%

Selected ratios as a percentage of net sales
Gross profit	26.8%			28.9%	27.5%			29.7%
Operating expenses	15.3%			12.5%	18.8%			14.8%
Operating income	11.5%			16.4%	8.7%			14.9%

	Fiscal Year Ended
Nutritionals	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$508.4	$—		$508.4	$501.0	$—		$501.0	1%	1%
Cost of sales	381.3	12.2	(a)	369.1	375.7	14.9	(a)	360.8	1%	2%

Gross profit	127.1	12.2		139.3	125.3	14.9		140.3	1%	(1)%
Operating expenses	91.9	17.0	(a)	74.9	99.9	23.2	(a,f)	76.7	(8)%	(2)%

Operating income	$35.2	$29.2		$64.4	$25.4	$38.1		$63.6	38%	1%

Selected ratios as a percentage of net sales
Gross profit	25.0%			27.4%	25.0%			28.0%
Operating expenses	18.1%			14.7%	19.9%			15.3%
Operating income	6.9%			12.7%	5.1%			12.7%

	Three Months Ended
Rx Pharmaceuticals	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$194.7	$—		$194.7	$157.0	$—		$157.0	24%	24%
Cost of sales	102.4	16.7	(a)	85.7	84.5	8.5	(a)	76.0	21%	13%

Gross profit	92.3	16.7		109.0	72.5	8.5		81.0	27%	35%
Operating expenses	35.1	9.1	(a,d)	25.9	20.7	0.8	(g)	19.9	70%	30%

Operating income	$57.2	$25.8		$83.0	$51.8	$9.3		$61.1	10%	36%

Selected ratios as a percentage of net sales
Gross profit	47.4%			56.0%	46.2%			51.6%
Operating expenses	18.0%			13.3%	13.2%			12.7%
Operating income	29.4%			42.7%	33.0%			38.9%

*	Amounts may not sum or cross-foot due to rounding
(a)	Acquisition-related amortization
(b)	Restructuring and other integration-related charges of $5.6 million related to Velcera
(c)	Inventory step-up of $7.7 million
(d)	Write-off of in-process R&D of $9.0 million related to the Paddock acquisition
(e)	Restructuring charges of $1.7 million related to Florida
(f)	Restructuring charges of $8.8 million related to Florida
(g)	Net charge related to acquired R&D and proceeds from the sale of IPR&D projects
(h)	Inventory step-up of $3.1 million
(i)	Severance costs of $1.5 million
(j)	Inventory step-up of $27.2 million
(k)	Proceeds from sale of pipeline development projects of $3.5 million
(l)	Severance costs of $3.8 million

Table II (Continued)

PERRIGO COMPANY

REPORTABLE SEGMENTS

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

	Fiscal Year Ended
Rx Pharmaceuticals	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$709.5	$—		$709.5	$617.4	$—		$617.4	15%	15%
Cost of sales	348.0	46.7	(a,h)	301.3	328.8	59.6	(a,j)	269.2	6%	12%

Gross profit	361.5	46.7		408.2	288.6	59.6		348.2	25%	17%
Operating expenses	98.3	10.7	(a,d,i)	87.6	75.1	1.0	(g,k,l)	74.1	31%	18%

Operating income	$263.2	$57.4		$320.6	$213.5	$60.6		$274.1	23%	17%

Selected ratios as a percentage of net sales
Gross profit	50.9%			57.5%	46.7%			56.4%
Operating expenses	13.9%			12.3%	12.2%			12.0%
Operating income	37.1%			45.2%	34.6%			44.4%

	Three Months Ended
API	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$40.9	$—		$40.9	$38.4	$—		$38.4	6%	6%
Cost of sales	22.2	0.5	(a)	21.7	12.8	0.5	(a)	12.3	74%	77%

Gross profit	18.7	0.5		19.2	25.7	0.5		26.2	(27)%	(27)%
Operating expenses	8.7	—		8.7	8.2	—		8.2	6%	6%

Operating income	$10.0	$0.5		$10.5	$17.5	$0.5		$18.0	(43)%	(42)%

Selected ratios as a percentage of net sales
Gross profit	45.7%			46.9%	66.8%			68.1%
Operating expenses	21.2%			21.2%	21.2%			21.2%
Operating income	24.5%			25.7%	45.6%			46.8%

	Fiscal Year Ended
API	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$159.3	$—		$159.3	$165.8	$—		$165.8	(4)%	(4)%
Cost of sales	75.4	2.0	(a)	73.5	79.7	2.0	(a)	77.7	(5)%	(5)%

Gross profit	83.8	2.0		85.8	86.1	2.0		88.1	(3)%	(3)%
Operating expenses	35.0	—		35.0	32.2	—		32.2	8%	8%

Operating income	$48.9	$2.0		$50.8	$53.9	$2.0		$55.9	(9)%	(9)%

Selected ratios as a percentage of net sales
Gross profit	52.6%			53.9%	51.9%			53.1%
Operating expenses	21.9%			21.9%	19.4%			19.4%
Operating income	30.7%			31.9%	32.5%			33.7%

	Three Months Ended
Other	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$19.5	$—		$19.5	$17.0	$—		$17.0	14%	14%
Cost of sales	13.4	0.4	(a)	13.0	11.7	0.4	(a)	11.3	15%	15%

Gross profit	6.0	0.4		6.5	5.4	0.4		5.8	12%	12%
Operating expenses	5.4	—		5.4	5.4	—		5.4	(1)%	(1)%

Operating income (loss)	$0.7	$0.4		$1.1	$(0.0)	$0.4		$0.4	—	203%

Selected ratios as a percentage of net sales
Gross profit	31.1%			33.3%	31.6%			33.9%
Operating expenses	27.6%			27.6%	31.8%			31.8%
Operating income (loss)	3.5%			5.7%	(0.2)%			2.1%

	Fiscal Year Ended
Other	June 29, 2013				June 30, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$73.6	$—		$73.6	$73.3	$—		$73.3	0%	0%
Cost of sales	49.8	1.7	(a)	48.2	49.5	1.7	(a)	47.8	1%	1%

Gross profit	23.8	1.7		25.4	23.8	1.7		25.5	(0)%	(0)%
Operating expenses	20.3	—		20.3	21.7	—		21.7	(6)%	(6)%

Operating income	$3.4	$1.7		$5.1	$2.0	$1.7		$3.7	69%	37%

Selected ratios as a percentage of net sales
Gross profit	32.3%			34.5%	32.4%			34.7%
Operating expenses	27.6%			27.6%	29.7%			29.7%
Operating income	4.6%			6.9%	2.8%			5.1%

*	Amounts may not sum or cross-foot due to rounding
(a)	Acquisition-related amortization
(b)	Restructuring and other integration-related charges of $5.6 million related to Velcera
(c)	Inventory step-up of $7.7 million
(d)	Write-off of in-process R&D of $9.0 million related to the Paddock acquisition
(e)	Restructuring charges of $1.7 million related to Florida
(f)	Restructuring charges of $8.8 million related to Florida
(g)	Net charge related to acquired R&D and proceeds from the sale of IPR&D projects
(h)	Inventory step-up of $3.1 million
(i)	Severance costs of $1.5 million
(j)	Inventory step-up of $27.2 million
(k)	Proceeds from sale of pipeline development projects of $3.5 million
(l)	Severance costs of $3.8 million

Table III

PERRIGO COMPANY

FY 2014 GUIDANCE AND FY 2013 EPS

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

Fiscal 2014 Guidance
FY14 reported diluted EPS range (1)	$5.51 - $5.76
Acquisition-related amortization (1,2)	0.84

FY14 adjusted diluted EPS range (1)	$6.35 - $6.60

Fiscal 2013
FY13 reported diluted EPS	$4.68
Acquisition-related amortization (2)	0.668
Charges associated with inventory step-ups	0.077
Charges associated with acquisition, severance and other integration-related costs	0.061
Charge associated with write-off of in-process R&D	0.059
Losses on sales of investments	0.047
Charge associated with restructuring	0.018

FY13 adjusted diluted EPS	$5.61

(1)	Does not include any estimate related to the Elan transaction.
(2)	Amortization of acquired intangible assets related to business combinations and asset acquisitions.